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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


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
[ ]  Preliminary Proxy Statement               [ ]  Confidential, for use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
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                              Venator Group, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                  NEWS RELEASE

                                CONTACT:      Juris Pagrabs
                                              Vice President, Investor Relations
                                              Venator Group, Inc.
                                              (212) 553-7017

             VENATOR GROUP RECEIVES A "VOTE FOR" MANAGEMENT NOMINEES RECOMMENDATION FROM THE LEADING INDEPENDENT PROXY ADVISORY FIRM

     -- INSTITUTIONAL SHAREHOLDER SERVICES URGES CLIENTS TO REJECT GREENWAY
          PARTNERS' ATTEMPT TO GAIN FOUR BOARD SEATS IN PROXY CONTEST--

NEW YORK, New York, July 12, 1999 - Venator Group, Inc. (NYSE: Z) today said that Institutional Shareholder Services (ISS), the nation's leading proxy advisory and voting firm, has recommended that its clients vote to re-elect Venator's nominees for the Board of Directors at the Annual Meeting of Shareholders being held later this week. ISS urged its clients to reject the attempt by Greenway Partners L.P. to gain four seats on the Venator Board.

"Greenway is not offering any new or substantive ideas for improving the business or share returns, nor do its nominees have the industry expertise to provide any distinctive strategic or operational insights," states the ISS report. "We believe management's program is on course...Today, Venator's business has been streamlined towards athletic footwear, and management has charted a definitive strategy for future growth."

In making its recommendation regarding the election of directors, ISS urged its clients to vote for management's nominees on Venator's white proxy card and to "discard" Greenway's green proxy card.

"As a respected independent and neutral party, the ISS recommendation carries great weight and we are gratified to have their support," said Roger Farah, Venator Group's Chairman and Chief Executive Officer. "Both Greenway and Venator presented their positions to ISS, and after a careful analysis, ISS recommended the re-election of our nominees."

With regard to Greenway's two advisory proposals being presented for a shareholder vote, ISS recommended a vote against the proposal to change Venator's corporate name and a vote for the proposal relating to the termination of Venator's shareholder rights plan.

ISS is the world's largest provider of proxy voting and corporate governance services. Serving more than 700 institutional and corporate clients throughout North America and Europe, ISS analyzes proxy proposals and issues vote recommendations for more than 8,500 U.S. and 7,500 non-U.S. shareholder meetings each year.

Venator Group is a diversified global retailer that operates 6,000 retail stores in 14 countries in North America, Europe, Australia and Asia. Through its athletic group of specialty retail stores, including Foot Locker, Lady Foot Locker, Kids Foot Locker, Champs Sports and Colorado, as well as its direct marketer Eastbay, the Company is the leading provider of athletic footwear and apparel. Other specialty retail chains include the Northern Group of apparel stores, afterthoughts jewelry stores and San Francisco Music Box.

Note: Permission to quote from the ISS report, dated July 12, 1999, has been neither sought nor obtained.

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